Exhibit 5.1

KPMG LLP

PO Box 10426 777 Dunsmuir Street

Vancouver BC V7Y 1K3

Canada

Telephone (604) 691-3000

Fax (604) 691-3031

Consent of Independent Registered Public Accounting Firm

The Board of Directors

The Valens Company Inc.

We consent to the use of our report dated February 28, 2022, on the consolidated financial statements of The Valens Company Inc., which comprise the consolidated statements of financial position as of November 30, 2021 and November 30, 2020, the related consolidated statements of loss and comprehensive loss, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended November 30, 2021, and the related notes, which are incorporated by reference in the registration statement on Form F-10 dated March 29, 2022 of the Valens Company Inc.

/s/ KPMG LLP

Chartered Professional Accountants

March 29, 2022

Vancouver, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.